Exhibit 10.6

FIRST AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated January 1, 2008)

FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN (as amended and restated January 1, 2008) (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was restated effective January 1, 2008, and

WHEREAS, the Corporation desires to amend the Plan to reflect regulations and other guidance issued pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW THEREFORE the Plan is amended effective October 15, 2008 (unless otherwise noted), as follows:

1. Plan Section 1.2 is amended to read as follows:

1.2.  Effective Date. Unless otherwise indicated herein, this Plan as amended and restated shall be effective as of January 1, 2008 (“Effective Date”).

2. Plan Sections 2.18 and 2.24 are amended to delete the definitions contained therein, and the remaining Sections in Article II are renumbered accordingly.

3. Plan Section 3.3 is amended to read as follows:

3.3.  Revocation. Once made, neither a Bonus Deferral Election nor a Salary Deferral Election may be revoked, except as provided in Section 5.3; provided, however, that a Participant may also revoke an election as provided in Section 5.2(c).

4. Plan Section 5.2(c)(1) is amended to read as follows, effective November 1, 2008:

(1) Delayed Payment of Deferrals to Key Employees. In the case of any distribution triggered by a Termination of Employment of a Participant who, at the date of such Termination of Employment for a reason other than death, is a Key

Employee, if any distribution (including an initial or subsequent installment) would be payable under this Section 5 at a date that is less than six months after the date of such Termination of Employment and if payment at such date would not comply with Code section 409A, such distribution shall instead be paid at the date six months after the Termination of Employment (without affecting the timing of any subsequent installment that is not within the six-month period following Termination of Employment). Any calculation of the amount of the interest due on the distribution (or installment) shall be calculated as of the day immediately preceding the date of such delayed distribution. Except as otherwise permitted under Code section 409A and guidance thereunder, a distribution subject to this Section 5.2(c)(1) cannot be paid out during the six month period upon the occurrence of any other event except in the event of death of the Participant.

5. Plan Section 5.2(c)(2) is amended to read as follows:

(2) Certain Revocations Permitted By October 31, 2008.

(i) Permitted Revocations. (A) Subject to Section 5.2(c)(2)(iv) below, Participants who are actively employed may revoke their designations made under Section 5.1(b)(1) in 2008 or earlier for all Deferred Compensation credited to their Account through December 31, 2008 (“Primary Designation”), including earnings thereon (“December 2008 Account Balance”), (B) Subject to Section 5.2(c)(2)(iv) below as applicable to their December 31, 2008 Account Balance, Participants who have experienced a Termination of Employment prior to October 31, 2008 may revoke their designation made under Section 5.1(b)(2) (“Secondary Designation”) (together with the revocation opportunity under (A) hereof called the “Revocation Opportunity”), and (C) Participants actively employed with title of Vice President on October 15, 2008 may separately revoke their election made under Section 5.1(b) pertaining to the Bonus Deferral Election for the 2008 Bonus (payable in 2009) (“2008 Bonus Revocation”). If a Participant does not validly revoke such prior designations or elections, the prior designations or elections shall remain in effect except as provided in Section 5.2(c)(2)(v) below.

(ii) Manner of Revocation. All revocations shall be consistent with the terms of this Section 5.2(c)(2) and shall be made in such form and manner, and at such time, as the Administrator may designate.

(iii) Applicable Timeframe. Neither the Revocation Opportunity nor the 2008 Bonus Revocation shall be made available for election after October 31, 2008.

(iv) Revocation Opportunity. The Revocation Opportunity shall be structured to comply with IRS Notice 2007-86 and subsequent applicable guidance, and the additional applicable Code section 409A guidance made reference to therein.

(A) Revocation of Primary Designation By Active Participant. A Participant eligible under Section 5.2(c)(2)(i)(A) who elects to revoke his or her Primary Designation shall elect, at the time of such revocation, one of the following new deferral and payment schedules applicable to the December 2008 Account Balance:

(1) three installments, payable as follows: thirty percent of the December 2008 Account Balance (plus interest thereon) paid on March 15, 2009; thirty percent of the December 2008 Account Balance (plus interest thereon) paid on December 15, 2009; the remainder of the December 2008 Account Balance (and interest thereon) paid on May 15, 2010; or

(2) a single lump sum, or reasonably equal annual installments over five, ten or fifteen years, of the December 31, 2008 Account Balance (plus interest thereon) in accordance with Section 5.2(a) or Section 5.2(b)(1) as applicable based on the year designated by the Participant but such year designated shall in no event be earlier than the fifth anniversary of the new election.

(B) Revocation of the Secondary Designation by Terminated Participant. A Participant eligible under Section 5.2(c)(2)(i)(B) who revokes the Secondary Election will have his or her December 2008 Account Balance (plus interest thereon) paid pursuant to Section 5.2(c)(2)(iv)(A)(1).

(C) Lump Sum Distributions. If a Participant elects a lump sum payment under Section 5.2(c)(2)(iv)(A)(2), the cash balance in the Participant’s Account attributable to such election shall be payable in a lump sum as of the date elected by the Participant; provided that such date shall not be prior to October 31, 2013.

(D) Installment Distributions under 5.2(c)(2)(iv)(A)(2). If a Participant elects a series of installments under Section 5.2(c)(2)(iv)(A)(2), installments shall be calculated in the same manner as installment payments under Section 5.2(b).

(v) Certain Pre-2005 Primary Designations. A Primary Designation made prior to 2005 that delayed selection of the form of distribution until the

Participant’s retirement is inconsistent with Code section 409A and must be updated. A Participant with such a designation for any year must make a new Primary Designation by October 31, 2008 for his or her entire Account. The methods of payment available are those described in Section 5.2(c)(2)(iv)(A). A Participant with a Primary Designation subject to this subsection (v) who fails to timely select a new Primary Designation for his or her entire Account will be deemed to have elected the designation and payout schedule described in Section 5.2(c)(2)(iv)(A)(1) for his or her entire Account.

(vi) 2008 Bonus Revocation. Upon a Participant’s election of a 2008 Bonus Revocation, the Participant’s 2008 Deferred Bonus will be paid in 2009 in accordance with the Corporation’s corporate-wide annual bonus program.

(vii) Death. In the event a Participant dies prior to receiving all payments under Section 5.2(c)(2), payment shall be made to the Beneficiary in accordance with Section 5.2(b)(3).

6. Plan Section 5.2(c)(3) is amended to read as follows:

(3) General Rules for Compliance with 409A. It is intended that the terms of this Plan and deferrals hereunder meet applicable requirements of Code section 409A so that a Participant is not taxed under Code section 409A with respect to Deferred Compensation under this Plan and is not taxed otherwise with respect to Deferred Compensation under this Plan until such time as benefits are distributed to the Participant in accordance with the Plan’s terms. For this purpose, the Plan will be administered in compliance with Code section 409A and any applicable Treasury or IRS guidance.

7. Plan Section 5.5 is renumbered as Section 5.4.

8. Plan Section 7.2(b) is amended to read as follows:

(b) termination of the Plan will not accelerate the time of distributions nor cease the accrual of Interest prior to the applicable event under Section 5.1 hereof, unless the Corporation, by action of its Board, shall elect to accelerate all distributions at the time it elects to terminate this Plan, except accelerated distributions are authorized but only to the extent permitted under the Treasury Regulation § 1.409A-3(j)(4)(ix) and any successor or other applicable regulation or guidance.

IN WITNESS WHEREOF, the Corporation has caused this FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN (as amended and restated January 1, 2008) to be executed by its duly authorized officer, this 6th day of November, 2008.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

By:	/s/ Paul G. George
   Paul G. George, Executive
   Vice President — Human
   Resources & Corporate
   Services

ATTEST:

/s/  Mollie D. Roy
Mollie D. Roy
Assistant Secretary

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